Exhibit 99.6

Tarena International, Inc.

(the “Company”)

INSTRUMENT OF TRANSFER

FOR VALUE RECEIVED

USD1.0		,	(amount)

I,	Techedu Limited	of	(transferor)

Trident Chambers, P.O. Box 146, Road Town, Tortola VG1110, British Virgin Islands			(address)

hereby sell, assign and transfer unto	Connion Capital Limited		(transferee)

of	Trident Chambers, P.O. Box 146, Town, Tortola, British Virgin Islands		(address)

1,152,183		Class A Ordinary Shares

of	Tarena International, Inc.	(company name)

Dated this 3 day of November, 2023

Tarena International, Inc.

(the “Company”)

INSTRUMENT OF TRANSFER

Signed by the Transferor: /s/ Han Shaoyun
For and on behalf of Techedu Limited Name:Han Shaoyun Title:Director

Signed by the Transferee:

/s/ Han Shaoyun
For and on behalf of Connion Capital Limited Name:Han Shaoyun Title:Director